Exhibit 4.5

FORM OF FACE OF RECEIPT

[THE SECURITIES REPRESENTED BY THIS INSTRUMENT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION OF SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR SUCH LAWS.]

[IF GLOBAL RECEIPT IS ISSUED: UNLESS THIS RECEIPT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY RECEIPT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL RECEIPT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL RECEIPT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS FILED WITH THE SECRETARY OF STATE OF DELAWARE ESTABLISHING THE SERIES A NON-VOTING CONVERTIBLE PREFERRED STOCK AS A SERIES OF PREFERRED STOCK OF BIOFUEL ENERGY CORP.]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF THE DEPOSIT AGREEMENT (THE “DEPOSIT AGREEMENT”) DATED [          ] BETWEEN BIOFUEL ENERGY CORP. AND THE DEPOSITARY. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH THE DEPOSIT AGREEMENT WILL BE VOID.

Certificate Number_________	[Initial] Number of Depositary Shares_________

BIOFUEL ENERGY CORP.

RECEIPT FOR DEPOSITARY SHARES
Each Representing [          ] of one Share of
Series A Non-Voting Convertible Preferred Stock
(par value $0.01 per share)

Mellon Investor Services LLC, as Depositary (the “Depositary”), hereby certifies that                                                                                  is the registered owner of [                                        ] [the number shown on Schedule I hereto of] Depositary Shares (“Depositary Shares”), each Depositary Share representing [          ] of one share of Series A Non-Voting Convertible Preferred Stock, $0.01 par value per share (the “Stock”), of BioFuel Energy Corp., a Delaware corporation (the “Company”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated [          ], 2010 (the “Deposit Agreement”), among the Company, the Depositary and the holders from time to time of Receipts for Depositary Shares. By accepting this Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer or, if executed by facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by the manual or facsimile signature of a duly authorized officer of the Registrar.

Mellon Investor Services LLC, as Depositary

By:
Authorized Signatory

[FORM OF REVERSE OF DEPOSITARY RECEIPT]

The following abbreviations when used in the instructions on the face of this receipt shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenant in common	UNIF GIFT MIN ACT -___________
Custodian___________
(Cust) (Minor)

TEN ENT - as tenants by the entireties	Under Uniform Gifts to Minors Act

JT TEN - as joint tenants with right of survivorship and not as tenants in common	(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

For value received,                                          hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE, AS APPLICABLE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
INCLUDING POSTAL ZIP CODE OF ASSIGNEE

                                                              Depositary Shares represented by the within Receipt, and do hereby irrevocably constitute and appoint
                                                             Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated

NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

NOTICE: The signature(s) must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Registrar.

Schedule I1

BioFuel Energy Corp.

Receipt for Depositary Shares,
Each Representing a [          ] Interest in one share of
Series A Non-Voting Convertible Preferred Stock

Certificate Number:

The number of Depositary Shares initially represented by this Global Depositary Receipt shall be [          ]. Thereafter the Transfer Agent and Registrar shall note changes in the number of Depositary Shares evidenced by this Global Depositary Receipt in the table set forth below:

Amount of Decrease in Number of Depositary Shares Evidenced by this Global Depositary Receipt	Amount of Increase in Number of Depositary Shares Evidenced by this Global Depositary Receipt	Number of Depositary Shares Represented by this Global Depositary Receipt following Decrease or Increase	Signature of Authorized Officer of Transfer Agent and Registrar

1 Attach Schedule I only to global Receipts.